EXHIBIT 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Sigma Labs, Inc. (the “Company”) hereby certifies that, to his knowledge:

(i)
The Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2013	By:	/s/ Mark Cola
Name: Mark Cola
Title: President and Chief Executive Officer (Principal Executive Officer)